Exhibit 5.1

[Hand Arendall LLC Letterhead]

April 3, 2009

BancTrust Financial Group, Inc.

100 St. Joseph Street

Mobile, Alabama 36602

Re:	Registration Statement on Form S-8-Amended and Restated Directors Deferred Compensation Plan

Ladies and Gentlemen:

          We have served as counsel for BancTrust Financial Group, Inc., an Alabama corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) of an aggregate of up to 500,000 shares (the “Shares”) of common stock, $0.01 par value, of the Company to be offered and sold by the Company pursuant to the Company’s Amended and Restated Directors Deferred Compensation Plan (the “Plan”).

          We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

          In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

          This opinion is limited to the corporate law of the state of Alabama.

          Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, such Shares will be legally issued, fully paid and non-assessable.

BancTrust Financial Group, Inc.

April 3, 2009

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very Truly Yours,

Hand Arendall LLC

By:	/s/ Brooks P. Milling
Brooks P. Milling
As a Member